                                                                    Exhibit 99.1


                                                     CONTACT: INVESTOR RELATIONS

                                                           HENRY R. MANDELL, CEO
                                           SPATIALIZER AUDIO LABORATORIES,  INC.
                                                             408-296-0600 EXT. 4
                                                        investor@spatializer.com

                  SPATIALIZER AUDIO LABORATORIES, INC. REPORTS
                      FIRST QUARTER 2003 OPERATING RESULTS

      Santa Clara, Calif., May 12, 2003- Spatializer Audio Laboratories, Inc. (OTC Bulletin Board:SPAZ) today announced financial results for the first quarter ended March 31, 2003.

      Revenues for the three months ended March 31, 2003 were $332,000, compared to revenues of $440,000 in the comparable period last year, a decrease of 25%.

      The company reported a net loss for the quarter of $74,000, ($0.00) basic per share, compared with net income of $21,000 ($0.00) basic and fully diluted per share in the comparable period last year.

      The decrease in revenues resulted primarily from the wind down and expiration of a license agreement with a major account and further reductions from a second account which began outsourcing manufacturing to third parties. These reductions were partially offset by increases in royalties from licensees added over the past several months, including a third party manufacturer of an existing customer.

      The net loss resulted from decreased revenues, partially offset by reduced operating expenses.

      The Company's cash position improved to $894,000 at March 31, 2003 as compared to $859,000 at December 31, 2002. The increase in cash and cash equivalents is attributed to the decreases in accounts receivable. Spatializer had working capital of $1,076,000 at March 31, 2003 as compared with working capital of $1,125,000 at December 31, 2002.

      "As we reported two months ago, we expected a sharp downtrend in the first and second quarters, resulting primarily from the expiration of a license agreement with a major account," stated Henry R. Mandell, Chairman and CEO of Spatializer Audio Laboratories, Inc. "In addition, another account began outsourcing manufacturing, which disrupted our royalty revenue stream. While discussions on future use of our technology continue with these accounts as part of our aggressive licensing effort, timing was such that the revenue decline was unavoidable, which frankly was less than we anticipated. This is because of strong performances turned in by some of our newer licensees, including those who are manufacturing for others. This is one case where our aggressive, customer-centric marketing approach over the past nine months has started to pay off. ."

      Henry R. Mandell concluded, "Clearly, we have our work cut out for us in 2003 as we work to compensate for the dynamics in the marketplace. We will compete vigorously with our traditional products and intend to win our fair share of this business. Technology product life cycles are not endless and to assume so is delusional. Spatializer is not just a technology licensing company...we are a laboratory and there holds they keys to the future. We've announced two new technology initiatives, Spatializer Audio Alchemy and Spatializer Interactive, that we believe will drive the Company into new markets and into areas offering greater growth opportunities. Spatializer Audio Alchemy, with its combination of noise reduction, voice and music enhancement capability, has struck a responsive chord with those prospects who have heard it. It fills a need. It solves a problem. It is not just a nice feature to have...that's the difference. Spatializer Audio Alchemy serves as a platform that is capable of supporting a broad family of new products for digital recording, cellular communications, PC and Internet-based applications. It is the future and it is here. We look forward to communicating more on these initiatives in the coming months."

ABOUT SPATIALIZER

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio and video products from global brand leaders including Toshiba, JVC, Panasonic, Hitachi, Samsung, Sharp and Sanyo, among others. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in Santa Clara, CA, with executive offices in Westlake Village, CA and marketing offices in Tokyo, Japan. Further information may be obtained from the company's web site, www.spatializer.com, Spatializer's SEC filings, and by contacting the company's Investor Relations Department at 408-296-0600 or by writing to investor@spatializer.com.


SAFE HARBOR ACT STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain information in this news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management's belief, as well as assumptions made by, and information currently available to management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the Company's financial goals will be realized. Numerous uncertainties and risk factors may affect the Company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the Company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, competition and pricing pressures, the timing and realizable value of the MDT technology, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.


NOTICES: Spatializer is a registered and Spatializer Audio Alchemy and Spatializer Interactive are trademarks of Desper Products, Inc.. Desper Products, Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories, Inc. Copyright(C) 2003 Spatializer Audio Laboratories, Inc.

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                              FOR THE THREE MONTH PERIOD ENDED
                                              ---------------------------------
                                                MARCH 31,           MARCH 31,
                                                  2003                2002
                                              -------------       -------------
Revenues:
  License Revenues                            $         --        $         --
  Royalty Revenues                                 332,378             440,481
  Product Revenues                                      --                  --
                                              ------------        ------------
                                                   332,378             440,481
Cost of Revenues                                    35,942              28,202
                                              ------------        ------------
Gross Profit                                       296,436             412,279
Operating Expenses:
  General and Administrative                       156,402             135,335
  Research and Development                         109,003             123,603
  Sales and Marketing                              102,139             130,339
                                              ------------        ------------
                                                   367,544             389,276
                                              ------------        ------------
Operating Profit (Loss)                            (71,108)             23,003
Interest and Other Income                            2,492               3,489
Interest and Other Expense                          (2,813)             (2,813)
                                              ------------        ------------
                                                      (321)                677
                                              ------------        ------------
Income (Loss) Before Income Taxes                  (71,429)             23,680
Income Taxes                                        (3,020)             (2,400)
                                              ------------        ------------
Net Income (Loss)                             $    (74,449)       $     21,280
                                              ============        ============
Basic and Diluted Income (Loss) Per Share     $      (0.00)       $       0.00
                                              ============        ============
Weighted Average Shares
   Outstanding                                  47,406,939          47,406,939
                                              ============        ============

                          PART I. FINANCIAL INFORMATION

ITEM I. FINANCIAL STATEMENTS

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                        MARCH 31,         DECEMBER 31,
                                                                          2003               2002
                                                                       ------------      ------------
                                                                       (unaudited)
Current Assets:
     Cash and Cash Equivalents                                         $    893,577      $    858,725
     Accounts Receivable, net                                               345,500           499,023
     Prepaid Expenses and Deposits                                           91,777            82,920
                                                                       ------------      ------------
Total Current Assets                                                      1,330,854         1,440,668

Property and Equipment, net                                                  59,856            70,842
Intangible Assets, net                                                      212,809           225,859
Other Assets                                                                  6,853             8,471
                                                                       ------------      ------------
Total Assets                                                           $  1,610,372      $  1,745,840
                                                                       ============      ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Notes Payable to Related Parties                                       112,500           112,500
     Accounts Payable                                                        31,993            39,027
     Accrued Wages and Benefits                                              76,703           108,771
     Accrued Expenses                                                        33,765            55,682
                                                                       ------------      ------------
Total Current Liabilities                                                   254,961           315,980

Commitments and Contingencies

     Series B-1, Redeemable Convertible Preferred shares, $.01 par value, 1,000,000 shares authorized, 102,762
        shares issued and outstanding at March 31, 2003
        and December 31, 2002.                                                1,028             1,028
Shareholders' Equity:
     Common shares, $.01 par value, 65,000,000 shares
        authorized, 47,406,939 shares
        issued and outstanding at March 31, 2003 and
        December 31, 2002.                                                  474,070           474,070
     Additional Paid-In Capital                                          46,402,704        46,402,704
     Accumulated Deficit                                                (45,522,391)      (45,447,942)
                                                                       ------------      ------------
Total Shareholders' Equity                                                1,354,383         1,428,832
                                                                       ------------      ------------

                                                                       $  1,610,372      $  1,745,840
                                                                       ============      ============

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